UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2021

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This amendment no. 1 (this “Amendment”) to Saia, Inc.’s (the “Company’s”) current report on Form 8-K, filed with the Securities and Exchange Commission on March 2, 2021 (the “Original Form 8-K”) corrects an inadvertent mistake in the Original Form 8-K. The Original Form 8-K stated that Paul C. Peck would retire as Executive Vice President of Operations effective July 1, 2021.  This Amendment reports that Mr. Peck will no longer be Executive Vice President of Operations effective March 31, 2021 and will commence his retirement with the Company on July 1, 2021. This Amendment corrects such mistake by amending and restating Item 5.02 of the Original Form 8-K. Except as described above, this Amendment does not modify or update any of the other information set forth in the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2021, Paul C. Peck notified the Company of his retirement effective July 1, 2021.  As part of the planned succession, the Board of Directors of Saia, Inc. elected Patrick D. Sugar to succeed Paul C. Peck as Executive Vice President of Operations, effective March 31, 2021.  Mr. Peck will continue to support the transition through his retirement date of July 1, 2021.

There are no family relationships between Mr. Sugar and any director or executive officer of the Company and there are no relationships or related transactions between Mr. Sugar and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Sugar’s appointment as Executive Vice President of Operations, Mr. Sugar will be entitled to compensation on the following terms:

•	an annual base salary of $385,000, effective on March 31, 2021;
•	participation in the Company’s annual incentive plan with the target bonus set at 55 percent of base salary and a maximum incentive payment of 110 percent of base salary;
•

participation in the Company’s long-term equity incentive plan with a target award of 100 percent of base salary comprised of the same mix of awards as other executive officers of the Company (currently 50 percent of the long-term incentive opportunity awarded as performance stock units, 25 percent awarded as restricted stock and 25 percent awarded as stock options);

•

a grant of restricted stock with an initial value of $200,000 that vests as follows: 25% after three years, 25% after 4 years and the balance after 5 years, with accelerated vesting upon a change of control;

•	severance benefits as described below; and
•	participation in the employee benefit programs generally made available to the Company’s senior executives.

The Company entered into an Executive Severance Agreement with Mr. Sugar effective on March 31, 2021.  The Executive Severance Agreement provides that in the event of a “Change of Control” of the Company followed within two years by (i) the termination of Mr. Sugar’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of Mr. Sugar due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control, then Mr. Sugar will (i) be paid a lump sum cash amount equal to the sum of two times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.

Any payment or benefit received or deemed received by Mr. Sugar under the Executive Severance Agreement that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (“Code”) or any similar tax imposed by state or local law (including interest or penalties with respect to such taxes) (collectively, “Excise Tax”), will be either (i) reduced to the minimum extent necessary to ensure that no portion of the payment or benefit is subject to the Excise Tax (that amount, the “Reduced Amount”) or (ii) payable in full if his receipt on an after-tax basis of the full amount of payments and benefits (after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax)) would result in Mr. Sugar receiving an amount greater than the Reduced Amount.  The payments or benefits will be reduced in a manner that maximizes his economic position.

For the purpose of the Executive Severance Agreement, a “Change of Control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board cease to constitute a majority of the Board of the Company or any successor to the Company.

The foregoing description of the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Agreement, a form of which is incorporated herein by reference to Exhibit 10.5.2 of Saia, Inc.’s Form 10-K for the year ended December 31, 2020.  A copy of the press release announcing the retirement of Mr. Peck as Executive Vice President of Operations and the promotion of Mr. Sugar as Executive Vice President of Operations is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Executive Severance Agreement (incorporated herein by reference to Exhibit 10.5.2 of Saia, Inc.’s Form 10-K (File No. 0-49983) for the year ended December 31, 2020)

99.1	Press release of Saia, Inc. dated February 26, 2021

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.
Date: March 3, 2021	/s/ Stephanie R. Maschmeier Stephanie R. Maschmeier Chief Accounting Officer (Principal Accounting Officer)